Exhibit 99.1

Clean Energy Reports Revenue of $112.3 Million and 64.1 Million RNG Gallons Sold for the Fourth Quarter of 2025.

NEWPORT BEACH, Calif. — (BUSINESS WIRE) — February 24, 2026 — Clean Energy Fuels Corp. (NASDAQ: CLNE) (“Clean Energy” or the “Company”) today announced its operating results for the fourth quarter of 2025 and year ended December 31, 2025.

Financial Highlights

o	Revenue of $112.3 million in Q4 2025 compared to $109.3 million in Q4 2024.
o	Revenue of $424.8 million for the year 2025, compared to $415.9 million for 2024.
o	Net loss attributable to Clean Energy for Q4 2025 was $(43.0) million, or $(0.20) per share, on a GAAP (as defined below) basis, compared to $(30.2) million, or $(0.13) per share, for Q4 2024.
o	Net loss attributable to Clean Energy for the year 2025 was $(222.0) million, or $(1.01) per share, on a GAAP basis, compared to $(83.1) million, or $(0.37) per share, for 2024.
o	Adjusted EBITDA (as defined below) was $15.7 million for Q4 2025, compared to $23.6 million for Q4 2024.
o	Adjusted EBITDA was $67.6 million for the year 2025, compared to $76.6 million for 2024.
o	Cash, Cash Equivalents (less restricted cash) and Short-Term Investments totaled $156.1 million as of December 31, 2025.

Operational and Strategic Highlights

o	The Company successfully completed its RNG facility located at South Fork Dairy in Dimmitt, Texas in the fourth quarter of 2025. The facility is one of the largest RNG production plants in the U.S. South Fork’s herd comprises 16,000 dairy cows and has the capability to produce approximately 2.6 million gallons of low-carbon RNG annually.
o	Expanded adoption of RNG, through new agreements, across multiple fleet segments including transit, freight and municipal customers, reflecting continued customer interest in near-term, scalable decarbonization solutions.
o	Launched second heavy-duty truck demo program, featuring the 2026 Freightliner Cascadia Gen 5 day cab equipped with the Cummins X15N natural gas engine.
o	Partially paid down long-term debt by $65 million with available cash and investments on hand.
o	Renewable natural gas (“RNG”) gallons sold totaled 64.1 million gallons during the fourth quarter of 2025, representing a 3.4% increase compared to the fourth quarter of 2024. RNG gallons sold for the full year 2025 were 237.4 million gallons, increased 0.7 million gallon compared to 236.7 million gallons sold in 2024.

Commentary by Andrew J. Littlefair, President and Chief Executive Officer

“Considering the rather volatile  market, especially in the transportation sector, we are very pleased to end 2025 in a strong position with our operating results coming in slightly better than expected. This is a testament to Clean Energy’s leadership position in the alternative fuel space and the product that we offer – RNG – being seen as the most viable, affordable, and ready-now clean fuel solution for fleets. 2025 saw significant retreats by other alternative solutions, but the number of transit buses, refuse trucks and heavy-duty trucks operating on RNG all grew throughout the year, resulting in the increase in our gallons sold. We were able to prudently deleverage our strong balance sheet using available cash and investments, positioning us well going into 2026. These strong results and an optimistic outlook are due to the talented team at Clean Energy and their dedication to providing a cleaner way forward in the heavy-duty vehicle market.”

Summary and Review of Results

The Company’s revenue for the fourth quarter of 2025 was decreased by $14.6 million of non-cash stock-based sales incentive contra-revenue charges (“Amazon warrant charges”) related to the warrant issued to Amazon.com NV Investment Holdings LLC (the “Amazon warrant”), compared to Amazon warrant charges of $18 million in Q4 2024. Q4 2024 included $6.1 million of AFTC, which expired on December 31, 2024. Q4 2025 station construction revenues of $10.7 million versus $6.1 million of station construction revenues in Q4 2024. Revenue for Q4 2025 also included an unrealized loss of $0.2 million on commodity swap and customer fueling contracts relating to the Company’s truck financing program, compared to an unrealized loss of $0.4 million in Q4 2024. Q4 2025 renewable identification number (“RIN”) and low carbon fuel standards (“LCFS”) revenues of $12.9 million versus $13.5 million of RIN and LCFS revenues in Q4 2024 reflecting a decrease of $0.6 million. There was a decrease in RIN revenue of $0.1 million principally attributable to lower RIN credit prices, offset largely by higher volumes in Q4 2025, and incremental RIN revenue generated by the Company controlled dairy RNG production (upstream) business. Additionally, there was also a decrease in LCFS credits of $0.5 million for the three months ended December 31, 2025 when compared to the same period in 2024 primarily due to a lower LCFS price in Q4 2025 versus Q4 2024, offset partially by the Company receiving a higher share of the LCFS values in Q4 2025 versus Q4 2024.

Net loss attributable to Clean Energy for Q4 2025 included incremental interest expense of $24.8 million, of which $17.4 million was non-cash charges for unamortized debt issuance cost, related to the Company’s partial prepayment of its long-term debt, and the expiration of the delayed draw loan commitment. However, Q4 2024 included an impairment of investments in equity securities for $8.1 million and the benefit of AFTC income of $6.1 million.

Non-GAAP income (loss) per share (as defined below) for Q4 2025 was ($0.00), compared to $0.02 per share for Q4 2024.

In this press release, Clean Energy refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures may not be comparable to similarly titled measures being used and disclosed by other companies. Clean Energy believes that this non-GAAP information is useful for an understanding of its operating results and the ongoing performance of its business. Non-GAAP income (loss) per share and Adjusted EBITDA are defined below and reconciled to GAAP net income (loss) per share attributable to Clean Energy and GAAP net income (loss) attributable to Clean Energy, respectively.

The table below shows GAAP and non-GAAP income (loss) attributable to Clean Energy per share and reconciles GAAP net income (loss) attributable to Clean Energy to the non-GAAP net income (loss) attributable to Clean Energy figure used in the calculation of non-GAAP income (loss) per share:

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except share and per share data)	2024	2025	2024	2025
Net loss attributable to Clean Energy Fuels Corp.	$(30,159)	$(42,998)	$(83,070)	$(222,024)
Amazon warrant charges	18,022	14,591	60,764	66,101
Stock-based compensation expense	2,449	2,496	10,803	8,869
Accelerated depreciation expense associated with station equipment removal	—	313	—	56,041
Loss from Rimere equity method investment	4,460	1,751	8,854	5,446
Loss (gain) from SAFE S.p.A. equity method investment	334	(1,355)	2,218	179
Loss (gain) from change in fair value of derivative instruments	398	244	131	1,664
Impairment of investments in equity securities	8,102	—	8,102	—
Impairment of goodwill	—	—	—	64,328
Interest expense on debt paydown and expiration of delayed drawdown facility	—	24,805	—	24,805
Gain on extinguishment of loan receivable and equity security	—	—	—	(2,058)
Amortization of investment tax credit from RNG equity method investments	(23)	(384)	(390)	(1,830)
Non-GAAP net income (loss) attributable to Clean Energy Fuels Corp.	$3,583	$(537)	$7,412	$1,521
Diluted weighted-average common shares outstanding	224,648,677	219,299,182	224,285,371	220,648,541
GAAP loss attributable to Clean Energy Fuels Corp. per share	$(0.13)	$(0.20)	$(0.37)	$(1.01)
Non-GAAP income (loss) attributable to Clean Energy Fuels Corp. per share	$0.02	$(0.00)	$0.03	$0.01

The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net loss attributable to Clean Energy:

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2024	2025	2024	2025
Net loss attributable to Clean Energy Fuels Corp.	$(30,159)	$(42,998)	$(83,070)	$(222,024)
Income tax expense (benefit)	2,062	(35)	2,692	(2,820)
Interest expense	8,139	29,642	32,179	52,687
Interest income	(3,187)	(2,520)	(14,005)	(11,383)
Depreciation and amortization	10,941	10,134	44,737	41,316
Accelerated depreciation expense associated with station equipment removal	—	313	—	56,041
Impairment of investments in equity securities	8,102	—	8,102	—
Impairment of goodwill	—	—	—	64,328
Gain on extinguishment of loan receivable and equity security	—	—	—	(2,058)
Amazon warrant charges	18,022	14,591	60,764	66,101
Stock-based compensation expense	2,449	2,496	10,803	8,869
Loss from Rimere equity method investment	4,460	1,751	8,854	5,446
Loss (gain) from SAFE S.p.A. equity method investment	334	(1,355)	2,218	179
Loss (gain) from change in fair value of derivative instruments	398	244	131	1,664
Depreciation and amortization from RNG upstream	2,582	3,926	6,067	12,113
Interest expense from RNG upstream	174	237	1,386	881
Interest income from RNG upstream	(684)	(340)	(3,826)	(1,904)
Amortization of investment tax credit from RNG upstream	(23)	(384)	(390)	(1,830)
Adjusted EBITDA	$23,610	$15,702	$76,642	$67,606

The tables below present a further breakdown of the above consolidated Adjusted EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2024	2025	2024	2025
Net loss attributable to fuel distribution	$(24,580)	$(37,692)	$(67,549)	$(200,791)
Income tax expense (benefit)	2,062	(35)	2,692	(2,820)
Interest expense	8,139	29,642	32,179	52,687
Interest income	(3,187)	(2,520)	(14,005)	(11,383)
Depreciation and amortization	10,941	10,134	44,737	41,316
Accelerated depreciation expense associated with station equipment removal	—	313	—	56,041
Impairment of investments in equity securities	8,102	—	8,102	—
Impairment of goodwill	—	—	—	64,328
Gain on extinguishment of loan receivable and equity security	—	—	—	(2,058)
Amazon warrant charges	18,022	14,591	60,764	66,101
Stock-based compensation expense	2,449	2,496	10,803	8,869
Loss from Rimere equity method investment	4,460	1,751	8,854	5,446
Loss (gain) from SAFE S.p.A. equity method investment	334	(1,355)	2,218	179
Loss (gain) from change in fair value of derivative instruments	398	244	131	1,664
Adjusted EBITDA attributable to fuel distribution	$27,140	$17,569	$88,926	$79,579

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2024	2025	2024	2025
Net loss from RNG upstream attributable to Clean Energy Fuels Corp.	$(5,579)	$(5,306)	$(15,521)	$(21,233)
Depreciation and amortization from RNG upstream	2,582	3,926	6,067	12,113
Interest expense from RNG upstream	174	237	1,386	881
Interest income from RNG upstream	(684)	(340)	(3,826)	(1,904)
Amortization of investment tax credit from RNG upstream	(23)	(384)	(390)	(1,830)
Adjusted EBITDA of RNG upstream attributable to Clean Energy Fuels Corp.	$(3,530)	$(1,867)	$(12,284)	$(11,973)

Fuel and Service Volume

The following table presents, for the three months and year ended December 31, 2024 and 2025; the amount of total fuel volume the Company sold to customers with particular focus on RNG volume as a subset of total fuel volume.

	Three Months Ended		Year Ended
Fuel volume, GGEs(1) sold (in millions),	December 31,		December 31,
correlating to total volume-related product revenue	2024	2025	2024	2025
RNG	62.0	64.1	236.7	237.4
Conventional natural gas	16.5	16.5	60.8	62.7
Total fuel volume	78.5	80.6	297.5	300.1

The following table shows the Company’s sources of revenue for the three months and year ended December 31,2024 and 2025:

	Three Months Ended		Year Ended
	December 31,		December 31,
Revenue (in millions)	2024	2025	2024	2025
Product revenue:
Volume-related (1)
Fuel sales(2) (4)	$69.1	$73.6	$258.9	$287.7
Change in fair value of derivative instruments(3)	(0.4)	(0.2)	(0.1)	(1.7)
RIN Credits	9.6	9.5	39.0	32.2
LCFS Credits	3.9	3.4	9.9	13.1
AFTC	6.1	0.2	23.8	0.2
Total volume-related product revenue	88.3	86.5	331.5	331.5
Station construction sales	6.1	10.7	25.2	34.0
Total product revenue	94.4	97.2	356.7	365.5
Service revenue:
O&M services (5)	14.3	14.5	56.9	56.7
Other services	0.6	0.7	2.3	2.6
Total service revenue	14.9	15.1	59.2	59.4
Total revenue	$109.3	$112.3	$415.9	$424.8

(1)	The Company’s volume-related product revenue primarily consists of sales of RNG and conventional natural gas, in the form of CNG and LNG, and sales of RINs and LCFS Credits in addition to changes in fair value of our derivative instruments.

(2)	Includes $18.0 million and $60.8 million of Amazon warrant non-cash stock-based sales incentive contra-revenue charges for the three months and year ended December 31, 2024, respectively. Includes $14.6 million and $66.1 million of Amazon warrant non-cash stock-based sales incentive contra-revenue charges for the three months and year ended December 31, 2025, respectively.

(3)	The change in fair value of unsettled derivative instruments is related to the Company’s commodity swap and customer fueling contracts. The amounts are classified as revenue because the Company’s commodity swap contracts are used to economically offset the risk associated with the diesel-to-natural gas price spread resulting from customer fueling contracts under the Company’s truck financing program.
(4)	Includes net settlement of the Company’s commodity swap derivative instruments. For the three months and year ended December 31, 2024, net settlement payments recognized in fuel revenue were $0.0 million and $2.4 million, respectively. For the three months and year ended December 31, 2025, there were no net settlement payments recognized in fuel revenue, as the swap expired in June 2024.

(5)	O&M services revenue includes revenues earned from providing operating and maintenance services on natural gas fueling stations owned by our customers for fixed fees or per gallon fees based on the volume of fuel dispensed at the customer station. If we provide the fuel in addition to the O&M services, we include the revenues associated with providing the fuel in volume-related product revenue.

2026 Outlook

Our GAAP net loss for 2026 is expected to range from approximately $(71) million to $ (66) million, assuming no unrealized gains or losses on customer contracts relating to the Company’s truck financing program and Amazon warrant charges estimated to be approximately $47 million. Changes in diesel and natural gas market conditions resulting in unrealized gains or losses on the Company’s customer fueling contracts relating to the Company’s truck financing program, and significant variations in the vesting of the Amazon warrant could significantly affect the Company’s estimated GAAP net loss for 2026. Adjusted EBITDA for 2026 is estimated to range from approximately $70 million to $75 million. These expectations exclude the impact of any acquisitions, divestitures, new joint ventures, transactions and other extraordinary events; and macroeconomic conditions and global supply chain issues. Additionally, the expectations regarding 2026 Adjusted EBITDA assume the calculation of this non-GAAP financial measure in the same manner as described above and adding back the estimated Amazon warrant charges described above and without adjustments for any other items that may arise during 2026 that management deems appropriate to exclude. These expectations are forward-looking statements and are qualified by the statement under “Safe Harbor Statement” below.

(in thousands)	2026 Outlook
Net loss attributable to Clean Energy Fuels Corp.	$(71,000) - (66,000)
Income tax benefit	600
Interest expense	24,500
Interest income	(4,800)
Depreciation and amortization	49,000
Stock-based compensation	11,000
Loss from SAFE S.p.A. equity method investment	2,000
Loss from change in fair value of derivative instruments	-
Amazon warrant charges	47,000
Depreciation and amortization from RNG equity method investments	14,500
Interest expense from RNG equity method investments	500
Interest income from RNG equity method investments	(300)
Amortization of investment tax credit from RNG equity method investments	(3,000)
Adjusted EBITDA	$70,000 - 75,000

The tables below present a further breakdown of the above consolidated Adjusted EBITDA:

(in thousands)	2026 Outlook
Net loss attributable to fuel distribution	$(56,800) - (53,900)
Income tax benefit	600
Interest expense	24,500
Interest income	(4,800)
Depreciation and amortization	43,500
Stock-based compensation	11,000
Loss from SAFE S.p.A. equity method investment	2,000
Loss from change in fair value of derivative instruments	-
Amazon warrant charges	47,000
Adjusted EBITDA attributable to fuel distribution	$67,000 - 69,900

(in thousands)	2026 Outlook
Net loss attributable to RNG upstream*	$(14,200) - (12,100)
Depreciation and amortization from RNG upstream	20,000
Interest expense from RNG upstream	500
Interest income from RNG upstream	(300)
Amortization of investment tax credit from RNG equity method investments	(3,000)
Adjusted EBITDA attributable to RNG upstream	$3,000 - 5,100

* RNG upstream combines net loss from RNG equity method investments attributable to Clean Energy and the results of RNG production projects owned by Clean Energy

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.800.267.6316 from the U.S. (Conference ID: CLEAN) and international callers can dial 1.203.518.9783 (Conference ID: CLEAN). A telephone replay will be available approximately three hours after the call concludes through Tuesday March 24, 2026, by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 11160853. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels Corp.

Clean Energy Fuels Corp. is the country’s largest provider of the cleanest fuel for the transportation market. Our mission is to decarbonize transportation through the development and delivery of renewable natural gas (“RNG”), a sustainable fuel derived from organic waste. Clean Energy allows thousands of vehicles, from airport shuttles to city buses to waste and heavy-duty trucks, to reduce their amount of climate-harming greenhouse gas. We operate a vast network of fueling stations across the U.S. and Canada. Visit www.cleanenergyfuels.com and follow @ce_renewables on X (formerly known as Twitter).

Non-GAAP Financial Measures

To supplement the Company’s unaudited consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that it calls non-GAAP income (loss) per share (“non-GAAP income (loss) per share”) and adjusted EBITDA (“Adjusted EBITDA”). Management presents non-GAAP income (loss) per share and Adjusted EBITDA because it believes these measures provide meaningful supplemental information about the Company’s performance for the following reasons: (1) they allow for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) they exclude the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) they are used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Non-GAAP income (loss) per share and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP income (loss), GAAP income (loss) per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of non-GAAP income (loss) per share and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Non-GAAP Income (Loss) Per Share

Non-GAAP income (loss) per share, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp plus Amazon warrant charges, plus stock-based compensation expense, plus the accelerated depreciation expense from the abandonment of certain LNG station assets located at 55 Pilot Flying J locations, plus (minus) loss (income) from Rimere equity method investment, plus (minus) loss (income) from the SAFE S.p.A. equity method investment, plus

(minus) any loss (gain) from changes in the fair value of derivative instruments, plus one-off, non-cash charge to Goodwill, (minus) gain on extinguishment of loan receivable and equity security and minus amortization of investment tax credit from RNG equity method investments, the total of which is divided by the Company’s weighted-average common shares outstanding on a diluted basis. The Company’s management believes excluding non-cash expenses related to the Amazon warrant charges provides useful information to investors regarding the Company’s performance because the Amazon warrant charges are measured based upon a fair value determined using a variety of assumptions and estimates, and the Amazon warrant charges do not affect the Company’s operating cash flows related to the delivery and sale of vehicle fuel to its customer. The Company’s management believes excluding non-cash expenses related to stock-based compensation provides useful information to investors regarding the Company’s performance because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use, which may obscure trends in a company’s core operating performance. In addition, the Company’s management believes excluding the results from the Rimere equity method investment is useful to investors because Rimere is an investment belonging to the non-core operations of the Company, and its results are not indicative of the Company’s ongoing operations. Similarly, the Company’s management believes excluding the non-cash results from the SAFE S.p.A. equity method investment is useful to investors because these charges are not part of or representative of the core operations of the Company. In addition, the Company’s management believes excluding the non-cash loss (gain) from changes in the fair value of derivative instruments is useful to investors because the valuation of the derivative instruments is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and the exclusion of these amounts enables investors to compare the Company’s performance with other companies that do not use, or use different forms of, derivative instruments. Furthermore, the Company’s management believes excluding other income relating to the amortization of investment tax credit from RNG equity method investments is useful to investors because such income is not generated from the core operations of the Company and may obscure trends of the Company’s core operations.

Adjusted EBITDA

Adjusted EBITDA, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp plus (minus) income tax expense (benefit), plus interest expense (including any losses from the extinguishment of debt), minus interest income, plus depreciation and amortization expense, plus the accelerated depreciation expense from the abandonment of certain LNG station assets located at 55 Pilot Flying J locations, plus one-off, non-cash charge to Goodwill, minus gain on extinguishment of loan receivable and equity security plus Amazon warrant charges, plus stock-based compensation expense, plus (minus) loss (income) from the Rimere equity method investment, plus (minus) loss (income) from the SAFE S.p.A. equity method investment, plus (minus) any loss (gain) from changes in the fair value of derivative instruments, plus depreciation and amortization expense from RNG equity method investments, plus interest expense from RNG equity method investments, minus interest income from RNG equity method investments, and minus amortization of investment tax credit from RNG equity method investments. The Company’s management believes Adjusted EBITDA provides useful information to investors regarding the Company’s performance for the same reasons discussed above with respect to non-GAAP income (loss) per share. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about, among other things, our fiscal 2026 outlook, our volume growth, customer expansion, production sources, joint ventures, governmental regulations, vehicle adoption, and the benefits of our fuels.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. As a result, actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate and level of any such adoption; the market’s perception of the benefits of RNG and conventional natural gas relative to other alternative vehicle fuels; natural gas vehicle and engine cost, fuel usage, availability, quality, safety, convenience, design, performance and residual value, as well as operator perception with respect to these factors, in general and in the Company’s key customer markets, including heavy-duty trucking; the Company’s ability to further develop and manage its RNG business, including its ability to procure adequate supplies of RNG and generate revenues from sales of such RNG; the Company and its suppliers’ ability to successfully develop and operate projects and produce expected volumes of RNG; the impact of a bankruptcy or failure of any source owners at our projects; the Company’s dependence on the production of vehicles and engines by manufacturers over which the Company has no control; the long and variable development cycle required to secure ADG RNG from new projects; the potential commercial viability, solvency, financial capacity, and operational capability of livestock waste and dairy farm projects to produce RNG; the Company’s history of net losses and the possibility that the Company could incur additional net losses in the future; the Company’s and its partners’ ability to acquire, finance, construct and develop other commercial projects; the Company’s ability to invest in hydrogen stations or modify its fueling stations to reform its RNG to fuel hydrogen and charge electric vehicles; the future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, and other vehicle fuels, including overall levels of and volatility in these factors; changes in the competitive environment in which we operate, including potentially increasing competition in the market for vehicle fuels generally; the Company’s ability to manage and increase its business of transporting and selling CNG for non-vehicle purposes via virtual natural gas pipelines and interconnects, as well as its station design and construction activities; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to procure and maintain contracts with government entities; the Company’s ability to execute and realize the intended benefits of any acquisitions, divestitures, investments or other strategic relationships or transactions; significant fluctuations in the Company’s results of operations, which make it difficult to predict future results of operations; the Company’s warranty reserves may not adequately cover its warranty obligations; a future pandemic, epidemic or other infectious disease outbreak; the future availability of and the Company’s access to additional capital, which may include debt or equity financing, in the amounts and at the times needed to fund growth in the Company’s business and the repayment of its debt obligations (whether at or before their due dates) or other expenditures, as well as the terms and other effects of any such capital raising transaction; the Company’s ability to generate sufficient cash flows to repay its debt obligations as they come due; the availability of environmental, tax and other government legislation, regulations, programs and incentives that promote natural gas, such as AFTC, or other alternatives as a vehicle fuel, including long-standing support for gasoline- and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives that favor these or other vehicles or vehicle fuels over natural gas; the Company’s ability to comply with various registration and regulatory requirements related to its RNG projects; the effect of, or potential for changes to greenhouse gas emissions requirements or other environmental regulations applicable to vehicles powered by gasoline, diesel, natural gas or other vehicle fuels and crude oil and natural gas fueling, drilling, production, transportation or use; the Company’s ability to manage the health, safety and environmental risks inherent in its operations; the Company’s compliance with all applicable government and environmental regulations; the impact of the foregoing on the trading price of the Company’s common stock; the interests of the Company’s significant stockholders may differ from the Company’s other stockholders; the Company’s ability to protect against any material failure, inadequacy, interruption or security failure of its information technology; and general political, regulatory, economic and market conditions.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s periodic reports filed with the Securities and Exchange Commission (www.sec.gov), including its Annual Report on Form 10-K for the year ended December 31, 2025 that the Company expects to file with the Securities and Exchange Commission on or about February 24, 2026, contain additional information about these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release, and such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the Securities and Exchange Commission.

Media Contact:
Gary Foster
(949) 437-1113
Gary.Foster@cleanenergyfuels.com

Investor Contact:

Thomas Driscoll

(949) 437-1191

Thomas.Driscoll@cleanenergyfuels.com

Source: Clean Energy Fuels Corp.

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data; Unaudited)

	December 31,	December 31,
	2024	2025
Assets
Current assets:
Cash, cash equivalents and restricted cash	$91,562	$157,756
Short-term investments	127,970	552
Accounts receivable, net of allowance of $1,965 and $2,069 as of December 31, 2024 and December 31, 2025, respectively	107,683	100,793
Other receivables	14,630	6,193
Inventory	43,434	43,906
Notes receivable - related party	2,372	—
Prepaid expenses and other current assets	26,117	41,139
Total current assets	413,768	350,339
Operating lease right-of-use assets	90,598	87,922
Land, property and equipment, net	365,319	324,040
Notes receivable and other long-term assets, net	38,245	22,194
Investments in other entities	265,268	262,325
Goodwill	64,328	—
Intangible assets, net	6,365	9,896
Total assets	$1,243,891	$1,056,716
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of debt	$40	$52
Current portion of finance lease obligations	920	1,303
Current portion of operating lease obligations	8,027	9,095
Accounts payable	33,301	26,176
Accrued liabilities	105,563	96,106
Deferred revenue	6,871	18,423
Total current liabilities	154,722	151,155
Long-term portion of debt	265,327	226,727
Long-term portion of finance lease obligations	1,766	2,531
Long-term portion of operating lease obligations	89,049	85,920
Other long-term liabilities	13,496	25,316
Total liabilities	524,360	491,649
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value. 454,000,000 shares authorized; 223,456,994 shares and 219,331,992 shares issued and outstanding as of December 31, 2024 and December 31, 2025, respectively	22	22
Additional paid-in capital	1,730,090	1,796,958
Accumulated deficit	(1,012,542)	(1,234,566)
Accumulated other comprehensive loss	(4,297)	(2,992)
Total Clean Energy Fuels Corp. stockholders’ equity	713,273	559,421
Noncontrolling interest in subsidiary	6,258	5,646
Total stockholders’ equity	719,531	565,067
Total liabilities and stockholders’ equity	$1,243,891	$1,056,716

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data; Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2025	2024	2025
Revenue:
Product revenue	$94,435	$97,170	$356,709	$365,467
Service revenue	14,891	15,149	59,156	59,366
Total revenue	109,326	112,319	415,865	424,833
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	65,421	71,015	249,627	273,283
Service cost of sales	9,394	9,656	37,918	36,642
Selling, general and administrative	28,390	30,651	111,834	111,838
Depreciation and amortization	10,941	11,695	44,737	98,606
Impairment of goodwill	—	—	—	64,328
Total operating expenses	122,248	123,017	452,218	584,697
Operating loss	(12,922)	(10,698)	(36,353)	(159,864)
Interest expense	(8,139)	(29,642)	(32,179)	(52,687)
Interest income	3,187	2,520	14,005	11,383
Other income, net	13	230	106	2,449
Loss from equity method investments	(10,361)	(5,639)	(26,576)	(26,737)
Loss before income taxes	(28,222)	(43,229)	(80,997)	(225,456)
Income tax (expense) benefit	(2,062)	35	(2,692)	2,820
Net loss	(30,284)	(43,194)	(83,689)	(222,636)
Loss attributable to noncontrolling interest	125	196	619	612
Net loss attributable to Clean Energy Fuels Corp.	$(30,159)	$(42,998)	$(83,070)	$(222,024)
Net loss attributable to Clean Energy Fuels Corp. per share:
Basic and diluted	$(0.13)	$(0.20)	$(0.37)	$(1.01)
Weighted-average common shares outstanding:
Basic and diluted	223,453,274	219,299,182	223,346,127	220,648,541